SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
USG CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3329400

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

125 South Franklin Street, Chicago, Illinois	60606-4678

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective Pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Preferred Stock Purchase Rights	Chicago Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
N/A

(Title of class)

Item 1.   Description of Registrant’s Securities to be Registered.
On January 29, 2006, the Board of Directors of USG Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.10 per share (the “Common Shares”), of the Company outstanding at the close of business on February 9, 2006 (the “Record Date”), pursuant to the terms of the USG Corporation Reorganization Rights Plan, dated as of January 30, 2006 (the “Plan”). The Plan also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Plan, a copy of which is incorporated herein by this reference.
Item 2.   Exhibits.

Exhibit
Number	Exhibit

4.1	USG Corporation Reorganization Rights Plan, dated as of January 30, 2006, incorporated by reference to the Form 8-A filed by the Company on January 31, 2006

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

USG CORPORATION
By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President and General Counsel

Date: February 7, 2006

INDEX TO EXHIBITS

Exhibit
Number	Exhibit

4.1	USG Corporation Reorganization Rights Plan, dated as of January 30, 2006, incorporated by reference to the Form 8-A filed by the Company on January 31, 2006

4